Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT

Hudson Valley Holding Corp.	James J. Landy
21 Scarsdale Road	President & CEO
Yonkers, NY 10707	(914) 771-3230

Stephen R. Brown
Sr. EVP, CFO and Treasurer
(914) 771-3212
HUDSON VALLEY HOLDING CORP. ANNOUNCES
DELAY IN OFFERING OF COMMON STOCK
Yonkers, NY, September 21, 2009 ... As a result of a technical issue under New York corporate law relating to preemptive rights, Hudson Valley Holding Corp. (NASDAQ:HUVL) announced today that its $90 million underwritten offering of common stock will be delayed. Hudson Valley expects to promptly file a preliminary proxy statement with the SEC under which it will seek approval from its stockholders to amend its certificate of incorporation to eliminate preemptive rights. Hudson Valley expects to hold a stockholders meeting in October 2009 and to resume the offering shortly thereafter subject to receiving the required vote. Hudson Valley expects to receive stockholder approval, which requires the affirmative vote of a majority of Hudson Valley’s outstanding shares. James J. Landy, Hudson Valley’s President and CEO stated “We look forward to the prompt resolution of this technical issue as we are pleased with the market reception we have had to date. We intend to complete the amendment to our certificate of incorporation and the offering process as soon as possible.”
The shares will be offered for sale in the offering pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) as part of the Company’s existing effective shelf registration statement on Form S-3 (File No. 333-161165). Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and the offering. Investors may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, a copy of the prospectus supplement may be obtained from Fox-Pitt Kelton Cochran Caronia Waller, Attn: Syndicate Department, 420 5th Avenue, 5th Floor, New York, NY 10018 (212-857-6212); or Raymond James & Associates, Inc., Attn: Andrea Borum, 880 Carillon Parkway, St. Petersburg, FL 33716 (727) 567-2108; or Stifel Nicolaus, Attn: Prospectus Department, One South Street, 15th Floor, Baltimore, MD 21202 (443-224-1988).
This announcement does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
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Hudson Valley Holding Corp. (HUVL), headquartered in Yonkers, NY, is the parent company of two independently owned local banks, Hudson Valley Bank (HVB) and New York National Bank (NYNB). Hudson Valley Bank is a Westchester based bank with more than $2.4 billion in assets, serving the metropolitan area with 32 branches located in Westchester, Rockland, the Bronx, Manhattan, Queens and Brooklyn in New York and Fairfield County and New Haven County, CT. HVB specializes in providing a full range of financial services to businesses, professional services firms, not-for-profit organizations and individuals; and provides investment management services through a subsidiary, A. R. Schmeidler & Co., Inc. NYNB is a Bronx based bank with approximately $140 million in assets serving the local communities of the Bronx and Upper Manhattan with three branches. NYNB provides a full range of financial services to individuals, small businesses and not-for-profit organizations in its local markets. Hudson Valley Holding Corp.’s stock currently is traded under the ticker symbol “HUVL” on the NASDAQ Global Select Market.
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This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements refer to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or the banking industry’s actual results, level of activity, performance or achievements to be materially different from any future results, level of activity, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to those factors included in the Company’s Form 8-K filed on September 9, 2009 and the preliminary prospsectus supplement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.